Item 27. Exhibit (l) i.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2022, with respect to the statutory financial statements of C.M. Life Insurance Company (the Company), included herein, and to the reference to our firm under the heading “Experts” in the registration statement No. 333-95845, Post-Effective Amendment No. 24, on Form N-4.

/s/ KPMG LLP

Hartford, Connecticut

April 25, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2022, with respect to the financial statements of C.M. Multi-Account A, included herein, and to the reference to our firm under the heading “Experts” in the registration statement No. 333-95845, Post-Effective Amendment No. 24, on Form N-4.

/s/ KPMG LLP

Boston, Massachusetts

April 25, 2022